                          AGREEMENT AND PLAN OF MERGER



                                      Among



                               PURDUE PHARMA L.P.,



                         PURDUE ACQUISITION CORPORATION



                                       and



                                 COCENSYS, INC.



                           Dated as of August 5, 1999





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                                TABLE OF CONTENTS
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                                                                                                        PAGE
                                                                                                        ----
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ARTICLE I  The Offer ................................................................................... 2

   SECTION 1.01.  The Offer ............................................................................ 2
   SECTION 1.02.  Company Actions ...................................................................... 5

ARTICLE II  The Merger ................................................................................. 8

   SECTION 2.01.  The Merger ........................................................................... 8
   SECTION 2.02.  Closing .............................................................................. 8
   SECTION 2.03.  Effective Time ....................................................................... 8
   SECTION 2.04.  Effects of the Merger..................................................................9
   SECTION 2.05.  Certificate of Incorporation and By-laws...............................................9
   SECTION 2.06.  Directors ............................................................................ 9
   SECTION 2.07.  Officers ............................................................................. 9

ARTICLE III  Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of
                  Certificates...........................................................................9

   SECTION 3.01.  Effect on Capital Stock................................................................9
   SECTION 3.02.  Exchange of Certificates..............................................................12

ARTICLE IV  Representations and Warranties of the Company...............................................14

   SECTION 4.01.  Organization .........................................................................14
   SECTION 4.02.  Subsidiaries .........................................................................15
   SECTION 4.03.  Capitalization .......................................................................15
   SECTION 4.04.  Authority ............................................................................17
   SECTION 4.05.  Consents and Approvals; No Violations.................................................18
   SECTION 4.06.  SEC Reports and Financial Statements..................................................19
   SECTION 4.07.  Absence of Certain Changes or Events..................................................19
   SECTION 4.08.  No Undisclosed Liabilities............................................................21
   SECTION 4.09.  Information Supplied..................................................................21
   SECTION 4.10.  Benefit Plans ........................................................................22
   SECTION 4.11.  Other Compensation Arrangements.......................................................24
   SECTION 4.12.  Litigation ...........................................................................24
   SECTION 4.13.  Compliance with Applicable Law........................................................25
   SECTION 4.14.  Tax Matters ..........................................................................25
   SECTION 4.15.  State Takeover Statutes...............................................................27
   SECTION 4.16.  Brokers; Fees and Expenses............................................................28
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
   SECTION 4.17.  Opinion of Financial Advisor..........................................................28
   SECTION 4.18.  Intellectual Property.................................................................28
   SECTION 4.19.  Labor Relations and Employment........................................................30
   SECTION 4.20.  Change of Control.....................................................................32
   SECTION 4.21.  Environmental Matters.................................................................32
   SECTION 4.22.  Material Contracts....................................................................36
   SECTION 4.23.  Property .............................................................................39
   SECTION 4.24.  Insurance ............................................................................40
   SECTION 4.25.  Year 2000 Compliance..................................................................40

ARTICLE V  Representations and Warranties of Parent and Sub.............................................41

   SECTION 5.01.  Organization .........................................................................41
   SECTION 5.02.  Authority ............................................................................41
   SECTION 5.03.  Consents and Approvals; No Violations.................................................42
   SECTION 5.04.  Information Supplied..................................................................42
   SECTION 5.05.  Interim Operations of Sub.............................................................43
   SECTION 5.06.  Financing ............................................................................43

ARTICLE VI  Covenants ..................................................................................43

   SECTION 6.01.  Conduct of Business of the Company....................................................43
   SECTION 6.02.  No Solicitation ......................................................................47
   SECTION 6.03.  Other Actions ........................................................................49
   SECTION 6.04.  Notice of Certain Events..............................................................49

ARTICLE VII  Additional Agreements......................................................................50

   SECTION 7.01.  Stockholder Approval; Preparation of Proxy Statement..................................50
   SECTION 7.02.  Access to Information.................................................................52
   SECTION 7.03.  Reasonable Efforts....................................................................53
   SECTION 7.04.  Options and Warrants..................................................................53
   SECTION 7.05.  Directors ............................................................................53
   SECTION 7.06.  Redemption of Stockholders Rights Plan................................................54
   SECTION 7.07.  Fees and Expenses ....................................................................55
   SECTION 7.08.  Indemnification; Insurance............................................................55
   SECTION 7.09.  Certain Litigation....................................................................56
   SECTION 7.10.  401(k) Plan ..........................................................................56
   SECTION 7.11.  Environmental Remediation.............................................................57

ARTICLE VIII Conditions.................................................................................57

   SECTION 8.01.  Conditions to Each Party's Obligation to Effect the Merger............................57
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
ARTICLE IX  Termination, Amendment and Waiver...........................................................58

   SECTION 9.01.  Termination ..........................................................................58
   SECTION 9.02.  Effect of Termination.................................................................60
   SECTION 9.03.  Amendment ............................................................................61
   SECTION 9.04.  Extension; Waiver ....................................................................61

ARTICLE X  Miscellaneous ...............................................................................62

   SECTION 10.01.  Nonsurvival of Representations and Warranties........................................62
   SECTION 10.02.  Notices .............................................................................62
   SECTION 10.03.  Interpretation ......................................................................63
   SECTION 10.04.  Counterparts ........................................................................64
   SECTION 10.05.  Entire Agreement; Third Party Beneficiaries..........................................64
   SECTION 10.06.  Governing Law .......................................................................64
   SECTION 10.07.  Publicity ...........................................................................65
   SECTION 10.08.  Assignment ..........................................................................65
   SECTION 10.09.  Enforcement .........................................................................65

Exhibits

Exhibit A - Conditions of the Offer
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                                      iii

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                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of August 5, 1999, is among pURDUE PHARMA L.P., a Delaware limited partnership ("Parent"), PURDUE ACQUISITION CORPORATION, a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Sub"), and COCENSYS, INC., a Delaware corporation (the "Company").

                  WHEREAS the Board of Directors of PURDUE PHARMA INC., a New York corporation and the general partner of Parent (the "General Partner") and the respective Boards of Directors of Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, in furtherance of such acquisition, Parent proposes to cause Sub to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all the outstanding shares of Common Stock, par value $0.001 per share, of the Company (the "Company Common Stock"; all the outstanding shares of Company Common Stock together with the rights (the "Rights") associated with each such share issued in connection with the Company's Rights Agreement, dated as of May 15, 1995, by and between the Company and American Stock Transfer and Trust Company, as Rights Agent (the "Rights Plan"), being hereinafter collectively referred to as the "Shares") at a purchase price of $1.16 per Share (the "Offer Price"), net to the holder in cash, without interest thereon, upon the terms and subject to the conditions set forth in this Agreement; and the Board of Directors of the Company has determined that the Offer and the Merger (as defined below) are in the best interests of the Company's stockholders and has adopted resolutions approving this Agreement, the Offer and the Merger, determining that the Merger is advisable and recommending that the holders of Shares accept the Offer, and approving the acquisition of Shares by Sub pursuant to the Offer;

                  WHEREAS the Board of Directors of the General Partner on behalf of Parent and the respective Boards of Directors of Sub and the Company have each approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each share of Company Common Stock, other than shares of Company Common Stock owned directly or indirectly by Parent or the Company and Dissenting Shares (as defined in Section 3.01(f)), will be converted into the right to receive the price per Share paid in the Offer;

                  WHEREAS Parent has required as a condition to entering into this Agreement, among other things, that the holder of the outstanding Series E Preferred Stock (as defined herein) of the Company (the "Preferred Stockholder") enter into a Stock Purchase Agreement (the "Preferred Stock Purchase Agreement") pursuant to which the Preferred Stockholder has agreed, among other things, to sell the Series E Preferred Stock to Sub, immediately upon, and subject to, consummation of the Offer; and

                  WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Sub and the Company hereby agree as follows:

                                    ARTICLE I

                                    THE OFFER

                  SECTION 1.01. THE OFFER. (a) Subject to the provisions of this Agreement, as promptly as practicable but in no event later than five business days after the date of the public announcement by Parent and the Company of the execution and delivery of this Agreement, Sub shall, and Parent shall cause Sub to, commence the Offer. The obligation of Sub, and of Parent to cause Sub, to commence the Offer and accept for payment, and pay for, any Shares tendered pursuant to the Offer shall be subject to the conditions set forth in Exhibit A (the "Offer Conditions") and to the terms and conditions of this Agreement. Sub expressly reserves the right, subject to compliance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to modify the terms of the Offer, except that, without the written consent of the Company, Sub shall not (i) reduce the number of Shares subject to the Offer, (ii) reduce the Offer Price, (iii) add to or modify (other than by waiver) the Offer Conditions, (iv) except as provided in the next two sentences, extend the Offer, (v) change the form of consideration payable in the Offer, (vi) waive the Minimum Condition (as defined in Exhibit
A), or (vii) amend or alter any other term of the Offer in any manner materially adverse to the holders of the Shares. Notwithstanding the foregoing, at any time prior to termination of this Agreement, Sub may, without the consent of the Company, extend the Offer, (A) if at the scheduled or extended expiration date of the Offer any of the Offer Conditions shall not be satisfied or waived, until such time as such conditions are satisfied or waived, (B) for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer, (C) for a period not to

                                       2
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exceed an aggregate of 10 business days, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer, if, immediately prior to such expiration date (as it may be extended), the Shares tendered and not withdrawn pursuant to the Offer, when added to the number of shares of Company Common Stock to be received by Sub upon conversion of all of the Series E Preferred Stock to be held by Sub upon consummation of the Preferred Stock Purchase Agreement, equal less than 90% of the Fully Diluted Shares (as defined in Exhibit A) as of the scheduled expiration date of the Offer, as it may be extended from time to time, and (D) until 10 business days following the expiration of the 10 business day period referred to in clause (iv) of condition (c) of Exhibit A and, if such clause (iv) of condition (c) shall not have been satisfied, for so long as Parent and Sub shall determine until, in their sole discretion, all conditions of the Offer are satisfied or waived. Without limiting the right of Sub to extend the Offer pursuant to the immediately preceding sentence, in the event that (i) the Minimum Condition has not been satisfied or (ii) any condition set forth in paragraph (a) of Exhibit A is not satisfied at the scheduled expiration date of the Offer, Sub shall, and Parent shall cause Sub to, extend the expiration date of the Offer in increments of five business days each until the earliest to occur of (x) the satisfaction or waiver of the Minimum Condition or such other condition, or Parent reasonably determines that any Offer Condition is not capable of being satisfied on or prior to October 15, 1999, (y) the termination of this Agreement in accordance with its terms and
(z) October 15, 1999; PROVIDED, HOWEVER, that if any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) has publicly made an Acquisition Proposal (as defined in Section 6.02(b)) or disclosed in writing its intention to make an Acquisition Proposal, Sub shall not be required pursuant to this sentence to extend the Offer for more than five business days from the date of such publication or written disclosure of such Acquisition Proposal unless the Company's Board of Directors has reaffirmed its recommendation that the stockholders of the Company accept the Offer. Subject to the terms and conditions of the Offer and this Agreement, Sub shall, and Parent shall cause Sub to, accept for payment, and pay for, all Shares validly tendered and not withdrawn pursuant to the Offer that Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer as soon as practicable after the expiration of the Offer.

                  (b) On the date of commencement of the Offer, Parent and Sub shall file with the SEC a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal (such Schedule 14D-1 and the documents included therein pursuant to which the Offer

                                       3
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will be made, together with any supplements or amendments thereto, the "Offer
Documents") and shall mail the Schedule 14D-1 to the stockholders of the Company. Parent and Sub agree that the Offer Documents shall comply as to form in all material respects with the Exchange Act, and the rules and regulations promulgated thereunder, and the Offer Documents, on the date first filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Sub with respect to information supplied by the Company or any of its stockholders specifically for inclusion or incorporation by reference in the Offer Documents. Parent, Sub and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and Parent and Sub further agree to take all steps necessary to amend or supplement the Schedule 14D-1 and, as applicable, the Offer Documents and to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable securities laws. The Company and its counsel shall be given reasonable opportunity to review and comment upon the Offer Documents prior to their filing with the SEC or dissemination to the stockholders of the Company. Parent and Sub agree to provide the Company and its counsel any comments Parent, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

                  (c) The Company agrees that neither the Offer nor purchases of Shares thereunder breach the terms of the Confidentiality Agreement (as defined in Section 7.02 below).

                  (d) Parent shall provide or cause to be provided to Sub on a timely basis the funds necessary to purchase any and all Shares that Sub becomes obligated to purchase pursuant to the Offer.

                  SECTION 1.02. COMPANY ACTIONS. (a) Subject to Section 6.02(a), the Company hereby approves of and consents to the Offer and represents and warrants that (i) the Board of Directors of the Company (the "Board"), at a meeting duly called and held, duly adopted resolutions approving this Agreement, the Offer and the Merger, determining that the Merger is advisable and that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company

                                       4
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and the Company's stockholders and recommending that the holders of Shares accept the Offer and tender their Shares pursuant to the Offer and approve the Merger and this Agreement, if required under applicable law, and (ii) Hambrecht & Quist LLC (the "Financial Advisor") has delivered to the Board its opinion (the "Fairness Opinion") to the effect that, as of the date thereof and based upon and subject to the matters set forth in such Fairness Opinion, the consideration to be received by the holders of Shares in the Offer and the Merger is fair to the holders of Shares from a financial point of view. The Company represents that such approval constitutes approval of the Offer, this Agreement and the transactions contemplated hereby, including the Merger, for purposes of Section 203 of the Delaware General Corporation Law, as amended (the "DGCL"), such that Section 203 of the DGCL will not apply to the transactions contemplated by this Agreement. The Company hereby consents to the inclusion in the Offer Documents of such recommendation of the Board. The Company has been authorized by the Financial Advisor to permit, subject to the prior review and consent by the Financial Advisor (such consent not to be unreasonably withheld), the inclusion of the Fairness Opinion (or a reference thereto) in the Offer Documents, the Schedule 14D-9 (as hereinafter defined) and the Proxy Statement (as hereinafter defined), as may be required under applicable law.

                  (b) Promptly after the time the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended from time to time, the "Schedule 14D-9") containing the recommendation described in paragraph (a) and shall mail the Schedule 14D-9 to the stockholders of the Company in compliance with Rule 14d-9 promulgated under the Exchange Act. To the extent practicable, the Company shall cooperate with Parent and Sub in mailing or otherwise disseminating the Schedule 14D-9 with the appropriate Offer Documents to the Company's stockholders. The Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied by Parent or Sub specifically for inclusion in the Schedule 14D-9. Each of the Company, Parent and Sub agrees promptly to correct any information provided by it for use in the
Schedule 14D-9 if

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and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable securities laws. Parent and its counsel shall be given reasonable opportunity to review and comment upon the Schedule 14D-9 prior to its filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide Parent and its counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

                  (c) In connection with the Offer, the Company shall furnish or cause its transfer agent to furnish Sub promptly with mailing labels containing the names and addresses of the record holders of Shares as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Shares, and shall furnish to Sub such information and assistance (including updated lists of stockholders, security position listings and computer files) as Parent may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Sub and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will, upon such termination, promptly deliver, and will use their best efforts to cause their agents promptly to deliver, to the Company all copies of such information (and all copies of information derived therefrom) then in their possession or control. The Company acknowledges that Sub intends to commence the Offer by sending Offer materials to the holders of the Shares and, therefore, time is of the essence with respect to the obligations of the Company as set forth in this subparagraph.

                                   ARTICLE II

                                   THE MERGER

                  SECTION 2.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Sub shall be merged with and into the Company at the Effective Time (as defined in Section 2.03)

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in accordance with Section 253 of the DGCL. Following the Effective Time, the
separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. At the election of Parent, any direct or indirect wholly owned subsidiary (as defined in Section 10.03) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

                  SECTION 2.02. CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m. (New York City time) on a date to be specified by Parent or Sub, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VIII (the "Closing Date"), at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112, unless another date, time or place is agreed to in writing by the parties hereto.

                  SECTION 2.03. EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the Company shall file with the Secretary of State of Delaware a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

                  SECTION 2.04. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL.

                  SECTION 2.05. CERTIFICATE OF INCORPORATION AND BY-LAWS. (a) The Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; PROVIDED, HOWEVER, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is CoCensys, Inc."

                  (b) The By-Laws of Sub as in effect immediately prior to the Effective Time shall be the By-Laws of the

                                       7
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Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

                  SECTION 2.06. DIRECTORS. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, and the Company shall procure, prior to and as a condition to the Closing, the resignation of each of its directors effective as of the Closing.

                  SECTION 2.07. OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE III

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

                  SECTION 3.01. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Sub or the holder of any Shares or shares of capital stock of the Company or any shares of capital stock of Sub:

                  (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of capital stock of Sub shall be converted into and become 1,000 fully paid and nonassessable shares of Common Stock, par value $.001 per share, of the Surviving Corporation.

                  (b) CANCELLATION OF TREASURY STOCK AND PARENT OWNED STOCK. Each share of Company Common Stock that is owned by the Company or held in treasury and each Share that is owned by Parent, Sub or any other subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (c) CONVERSION OF COMPANY COMMON STOCK. Subject to Section 3.01(f), each Share issued and outstanding (other than Shares to be canceled in accordance with Section 3.01(b)) shall be converted into the right to receive from the Surviving Corporation in cash, without interest, the price paid in the Offer (the "Merger Consideration"). As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing

                                       8
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any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

                  (d) EFFECT ON OPTIONS. All stock options (individually, an "OPTION" and collectively, the "OPTIONS") outstanding immediately prior to the Effective Time, whether or not then fully exercisable, automatically shall be accelerated and converted into the right to receive after the Effective Time from the Surviving Corporation, for each share of Company Common Stock subject to any Option, an amount in cash equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Option, without interest. All Options not exercised at the Effective Time shall terminate and be canceled and shall cease to exist. All amounts payable pursuant to this paragraph shall be subject to all applicable withholding of taxes and shall be paid as soon as practicable following the Effective Time.

                  (e) EFFECT ON WARRANTS. All warrants for the purchase of Company Common Stock (individually, a "Warrant" and collectively, the "Warrants") outstanding immediately prior to the Effective Time, whether or not then fully exercisable, automatically shall be converted into the right to receive after the Effective Time from the Surviving Corporation, for each share of Common Stock subject to any Warrant, an amount in cash equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Warrant, without interest. All Warrants not exercised at the Effective Time shall terminate and be canceled and shall cease to exist. All amounts payable pursuant to this paragraph shall be subject to all applicable withholding of taxes and shall be paid as soon as practicable following the Effective Time.

                  (f) SHARES OF DISSENTING STOCKHOLDERS. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by a person (a "Dissenting Stockholder") who complies with all the provisions of Delaware law concerning the right of holders of Company Common Stock to dissent from the Merger and require appraisal of their Shares ("Dissenting Shares") shall not be converted as described in Section 3.01(c) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the laws of the State of Delaware. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the DGCL, his Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent (i) prompt notice of any demands for appraisal of Shares

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received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The
Company shall not, without the prior written consent of Parent, such consent not to be unreasonably withheld, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

                  (g) WITHHOLDING TAX. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares outstanding immediately prior to the Effective Time such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares outstanding immediately prior to the Effective Time in respect of which such deduction and withholding was made.

                  SECTION 3.02.  EXCHANGE OF CERTIFICATES.

                  (a) PAYING AGENT. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as paying agent in the Merger (the "Paying Agent"), and, from time to time on, prior to or after the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Paying Agent funds in amounts and at the times necessary for the payment of the Merger Consideration upon surrender of certificates representing Shares as part of the Merger pursuant to Section 3.01 (it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent).

                  (b) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 3.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 3.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section
3.01. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate.

                  (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All cash paid upon the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article III.

                  (d) TERMINATION OF FUND; NO LIABILITY. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the

Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as set forth in the schedule attached to this Agreement setting forth exceptions to the Company's representations and warranties set forth herein (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as set forth below. The Company Disclosure Schedule will be arranged in sections corresponding to sections of this Agreement to be modified by such disclosure schedule.

                  SECTION 4.01. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect (as defined in Section 10.03) on the Company. The Company is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on the Company or prevent or materially delay the consummation of the Offer and/or the Merger. The Company has made available to Parent complete and correct copies of its Certificate of Incorporation and By-laws.

                  SECTION 4.02. SUBSIDIARIES. The Company has no subsidiaries (as defined in Section 10.03). Except as set forth on Schedule 4.02 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture, business, trust or other entity.

                  SECTION 4.03. CAPITALIZATION. The authorized capital stock of the Company consists of 750,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"), of which 350,000 shares have been designated as Series A Junior Participating Preferred Stock (the "Series A Preferred Stock"), 100,000 shares have been designated as Series B

Convertible Preferred Stock (the "Series B Preferred Stock"), 100,000 shares have been designated as Series C Convertible Preferred Stock (the "Series C Preferred Stock"), 100,000 shares have been designated as Series D Convertible Preferred Stock (the "Series D Preferred Stock") and 10,000 shares have been designated as Series E Convertible Preferred Stock (the "Series E Preferred Stock"). As of the date hereof, (a) 4,873,480 shares of Company Common Stock were issued and outstanding; (b) 100,000 shares of the Series C Preferred Stock were issued and outstanding; (c) 100,000 shares of the Series D Preferred Stock were issued and outstanding; (d) 1,159.2 shares of the Series E Preferred Stock were issued and outstanding; (e) no shares of Company Common Stock were held by the Company in its treasury; (f) 869,353 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Options; (g) a maximum of 235,352 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Warrants; (h) a maximum of 350,000 shares of Series A Preferred Stock and no shares of Company Common Stock were reserved for issuance in connection with the Rights distributed to the holders of the Company Common Stock pursuant to the Rights Plan; (i) a maximum of 143,021 shares of Company Common Stock were reserved for issuance upon the conversion of the Series C Preferred Stock; (j) a maximum of 575,000 shares of Company Common Stock were reserved for issuance upon the conversion of the Series D Preferred Stock; (k) a maximum of 2,471,000 shares of Company Common Stock were reserved for issuance upon the conversion of the Series E Preferred Stock; (l) a maximum of 1,067,000 shares of Company Common Stock were reserved for issuance in connection with the $1 million convertible note issued by the Company to Warner-Lambert Company; and
(m) a maximum of 18,839 shares of Company Common Stock were reserved for issuance under the Company's 1995 Employee Stock Purchase Plan. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on Schedule 4.03 of the Company Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, and except as set forth on
Schedule 4.03 of the Company Disclosure Schedule, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking, including any securities pursuant to which rights to acquire capital stock became exercisable only after a change of control of the Company or upon the acquisition of a specified amount of the Common Stock or voting powers of the Company. Except as set forth on Schedule 4.03 of the Company Disclosure Schedule, as of the date of this Agreement, there are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. Except as set forth on Schedule 4.03 of the Company Disclosure Schedule, since March 31, 1999, no shares of the capital stock of the Company have been issued other than pursuant to the exercise of Company stock options and warrants already in existence and outstanding on such date, and the Company has not granted any stock options, warrants or other rights to acquire any capital stock of the Company. There are no securities issued by the Company or agreements, arrangements or other understandings to which the Company is a party giving any person any right to acquire equity securities of the Surviving Corporation at or following the Effective Time and all securities, agreements, arrangements and understandings relating to the right to acquire equity securities of the Company (whether pursuant to the exercise of options, warrants or otherwise) provide that, at and following the Effective Time, such right shall entitle the holder thereof to receive the consideration he would have received in the Merger had he exercised his right immediately before the Effective Time.

                  SECTION 4.04. AUTHORITY. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of the terms of this Agreement by the holders of a majority of the Shares (the "Company Stockholder Approval"), if required by applicable law). The execution, delivery and performance of this Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (in each case, other than, with respect to the Merger, the Company Stockholder Approval, if required by applicable law). The only votes of the holders of any class or series of Company capital stock necessary to approve the Merger are the affirmative votes of the holders of a majority of the outstanding shares of Common Stock, voting separately as a class. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Parent and Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                  SECTION 4.05. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act (including the filing with the SEC of the Schedule 14D-9 and a proxy statement relating to any approval by the Company's stockholders of this Agreement (the "Proxy Statement"), if required by applicable law), Section 203 of the DGCL and the laws of other states in which the Company is qualified to do or is doing business, state takeover laws and foreign laws, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of the Company, (ii) require any filing with, or permit, authorization, consent or approval of, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic, foreign or supranational (a "Governmental Entity") (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on the Company or prevent or materially delay the consummation of the Offer and/or the Merger), (iii) except as set forth on Schedule 4.05 of the Company Disclosure Schedule, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound; PROVIDED, HOWEVER, that certain contracts and agreements set forth on Schedule 4.05 of the Company Disclosure Schedule, (A) provide for their termination upon a change of control of the Company or (B) contain provisions restricting their assignment pursuant to a merger, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets, except in the case of clauses (iii) or (iv) for violations, breaches or defaults that would not have a material adverse effect on the Company or prevent or materially delay the consummation of the Offer and/or the Merger.

                  SECTION 4.06. SEC REPORTS AND FINANCIAL STATEMENTS. The Company has filed with the SEC, and has heretofore made available to Parent true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (such forms, reports, schedules, statements and other documents, including any financial statements or schedules included therein, are referred to as the "Company SEC Documents"). Except as set forth in Schedule 4.06 of the Company Disclosure Schedule, the Company SEC Documents, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Forms 10-Q and 8-K of the SEC) and fairly present in all material respects (subject, in the case of the unaudited statements, to normal, year-end audit adjustments that will not be material in amount or effect) the financial position of the Company (and its consolidated subsidiaries, to the extent applicable) as at the dates thereof and the results of its (or their) operations and cash flows for the periods then ended.

                  SECTION 4.07. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on Schedule 4.07 of the Company Disclosure Schedule, since March 31, 1999, the Company has conducted its business only in the ordinary course, and there has not been any material adverse change (as defined in Section 10.03) with respect to the Company. Except as set forth on Schedule 4.07 of the Company Disclosure Schedule, since March 31, 1999, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock or any redemption, purchase or other acquisition of any of its capital stock (or securities convertible into its capital stock), (ii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock,
(iii) (w) any granting by the Company to any officer or director of the Company of any increase in compensation other than in the ordinary course of business, (x) any granting by the Company to any such officer or director of any increase in severance or termination pay, (y) except employment arrangements in the ordinary course of business consistent with past practice with employees other than any executive officer of the Company, any entry by the Company into any employment, severance or termination agreement with any such employee or executive officer or director or (z) any increase in or establishment of any bonus, insurance, deferred compensation, pension, retirement, profit-sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards or the amendment of any existing stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, (iv) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a material adverse effect on the Company, (v) any payment to an affiliate of the Company other than in the ordinary course of business consistent with past practice, (vi) any revaluation by the Company of any of its material assets, (vii) mortgage, lien, pledge, encumbrance, charge, agreement, claim or restriction placed upon any of the material properties or assets of the Company, (viii) any material change in accounting methods, principles or practices by the Company or (ix) (A) any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property Rights (as defined in Section 4.18) or rights thereto other than licenses or other agreements in the ordinary course of business consistent with past practice or (B) any amendment or consent with respect to any licensing agreement filed, or required to be filed, by the Company with the SEC.

                  SECTION 4.08. NO UNDISCLOSED LIABILITIES. Except as and to the extent set forth in the Company Fiscal Year 1998 Financial Statements, as of December 31, 1998, and except as subsequently disclosed in Company SEC Documents, or as set forth on Schedule 4.08 of the Company Disclosure Schedule, the Company had no liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a balance sheet of the Company (including the notes thereto). Since December 31, 1998, except as and to the extent set forth in the Company SEC Documents, the Company has not incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, other than in the ordinary course of business and that would not have a material adverse effect on the Company. As of the date of this Agreement, the Company does not have indebtedness for borrowed money in excess of $1,000,000.

                  SECTION 4.09. INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Schedule 14D-9, (iii) the information to be filed by the Company in connection with the Offer pursuant to Rule 14f-1 promulgated under the Exchange Act (the "Information Statement"), or (iv) the Proxy Statement, will, in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 7.01) to the extent required by applicable law, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9, the Information Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference therein.

                  SECTION 4.10. BENEFIT PLANS. (a) Each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "Welfare Plan") and each other plan, pension or welfare arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, bonuses, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company for the benefit of any present or former employee, officer or director (each of the foregoing, a "Benefit Plan") has been administered in all material respects in accordance with its terms. The Company and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable laws.

                  (b) Schedule 4.10 of the Company Disclosure Schedule sets forth a complete list of each Benefit Plan as well as each employment, termination, indemnity, consulting and severance agreement and any and all other contracts, binding arrangements and understandings (whether written or oral) with any present or former directors, officers, employees or consultants of the Company.

                  (c) None of the Pension Plans is subject to Title IV of ERISA or Section 412 of the Code and none of the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414 (b), (c), (m) or (o) of the Code (each, including the Company, a "Commonly Controlled Entity"): (i) currently has an obligation to contribute to, or during any time during the last six years had an obligation to contribute to, a Pension Plan subject to Title IV of ERISA or Section 412 of the Code, or (ii) has incurred any liability to the Pension Benefit Guaranty Corporation, which liability has not been fully paid. All contributions and other payments required to be made by the Company to any Pension Plan with respect to any period ending before the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in financial statements.

                  (d) Neither the Company nor any Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) or "mass withdrawal liability" within the meaning of PBGC Regulation 4219.2 that has not been fully paid.

                  (e) Except as set forth on Schedule 4.10 of the Company Disclosure Schedule, each Benefit Plan (and its related trust, if any) that is intended to be qualified under Section s 401 and 501(a) of the Code has been determined by the IRS to qualify under such sections and nothing has occurred to cause the loss of such qualified status.

                  (f) Each Benefit Plan that is a Welfare Plan may be amended or terminated at any time after the Effective Time without material liability to the Company.

                  (g) Except as set forth on Schedule 4.10 of the Company Disclosure Schedule, or as required under Section 4980B of the Code, the Company does not have any obligation to provide post-retirement health benefits.

                  (h) The Company has heretofore delivered to Parent correct and complete copies of each of the following:

                           (i) All written, and descriptions of all binding oral, employment, termination, consulting and severance agreements, contracts, arrangements and understandings listed on Schedule 4.10 of the Company Disclosure Schedule;

                           (ii) Each Benefit Plan and all amendments thereto; the trust instrument and/or insurance contracts, if any, forming a part of such Benefit Plan and all amendments thereto;

                           (iii) The most recent IRS Form 5500 and all schedules thereto, if any;

                           (iv) The most recent determination letter issued by the IRS regarding the qualified status of each such Pension Plan;

                           (v) The most recent accountant's report, if any; and

                           (vi) The most recent summary plan description, if any.

                  SECTION 4.11. OTHER COMPENSATION ARRANGEMENTS. Except as disclosed in the Company SEC Documents or on Schedule 4.11 of the Company Disclosure Schedule, or except as provided in this Agreement, as of the date of this Agreement, the Company is not a party to any oral or written (i) consulting agreement not terminable on not more than 60 calendar days notice (except for third party agreements for the development of, and assignment to, the Company of Intellectual Property in the ordinary course of business) and involving the payment of more than $30,000 per annum, (ii) agreement with any executive officer or other key employee of the Company (x) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement or (y) providing any term of employment or compensation guarantee extending for a period longer than two years or the payment of more than $30,000 per annum or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, other than as contemplated by
Section 3.01(d), or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  SECTION 4.12. LITIGATION. Except as set forth on Schedule
4.12 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending before any Governmental Entity or, to the knowledge of the Company, overtly threatened against the Company that could reasonably be expected to have a material adverse effect on the Company. The Company is not subject to any outstanding order, writ, injunction or decree that could reasonably be expected to have a material adverse effect on the Company.

                  SECTION 4.13. COMPLIANCE WITH APPLICABLE LAW. The Company holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its business (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not have a material adverse effect on the Company. Except as set forth on Schedule 4.13 of the Company Disclosure Schedule, the Company is in compliance with the terms of the Company Permits, except where the failure so to comply would not have a material adverse effect on the Company. Except as disclosed in the Company SEC Documents and except as set forth on Schedule 4.13 of the Company Disclosure Schedule, to the best knowledge of the Company, the business of the Company is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations that would not have a material adverse effect on the Company or prevent or materially delay the consummation of the Offer and/or the Merger. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to the Company is pending or, to the knowledge of the Company, overtly threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review, other than, in each case, those the outcome of which would not be reasonably expected to have a material adverse effect on the Company or prevent or materially delay the consummation of the Offer and/or the Merger.

                  SECTION 4.14. TAX MATTERS. Except as disclosed in the Company SEC Documents or on Schedule 4.14 of the Company Disclosure Schedule:

                  (a) The Company (and any affiliated group of which the Company is now or has ever been a member) has timely filed all federal income tax returns and all other material tax returns and reports required to be filed by it. All such returns are complete and correct in all material respects. The Company (i) has paid to the appropriate authorities all taxes required to be paid by it, except taxes for which an adequate reserve has been established on the financial statements contained in the Company SEC Documents or the Company Fiscal Year 1998 Financial Statements, and (ii) has withheld and paid to the appropriate authorities all material withholding taxes required to be withheld by it. The most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all taxes payable by the Company for all taxable periods and portions thereof through the date of such financial statements.

                  (b) No federal income tax return or other material tax return of the Company is under audit or examination by any taxing authority, and no written or unwritten notice of such an audit or examination has been received by the Company. Each material deficiency resulting from any audit or examination relating to taxes by any taxing authority has been paid, except for deficiencies being contested in good faith. No material issues relating to taxes were raised in writing by the relevant taxing authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. The federal income tax returns of the Company do not contain any positions that could give rise to a material substantial understatement penalty within the meaning of Section 6662 of the Code.

                  (c) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

                  (d) No material liens for taxes exist with respect to any assets or properties of the Company, except for liens for taxes not yet due.

                  (e) The Company is not a party to and is not bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

                  (f) The Company will not be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign tax law.

                  (g) The Company (i) is not a party to a safe harbor lease within the meaning of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982, (ii) is not a "consenting corporation" under Section 341(f) of the Code, (iii) has not agreed or is not obligated to make any payments for services which would not be deductible pursuant to Sections 162(a)(1), 162(m) or 280G of the Code,
(iv) has not participated in an international boycott as defined in Section 999 of the Code, (v) is not required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise,
(vi) does not own any assets which directly or indirectly secure any debt the interest on which is tax-exempt under Section 103(a) of the Code, or (vii) does not own any asset which is tax-exempt use property within the meaning of
Section 168(h) of the Code.

                  (h) The Company is not a party to any joint venture, partnership or other arrangement or contract which is treated as a partnership for tax purposes, or has elected to be treated as a branch or a partnership pursuant to Treasury Regulation Section 301.7701-3.

                  (i) The Company is a United States person within the meaning of Section 7701(a)(30) of the Code.

                  (j) As used in this Agreement, "taxes" shall include all federal, state, local and foreign income, property, sales, excise, withholding and other taxes, tariffs or governmental charges of any nature whatsoever.

                  (k) For purposes of this Section 4.14, all references to the Company shall include any former subsidiary of the Company, as the context may require.

                  SECTION 4.15. STATE TAKEOVER STATUTES. The Board of Directors of the Company has approved the Offer, the Merger, this Agreement and the acquisition of Shares by Sub pursuant to the Offer and such approval is sufficient to render inapplicable to the Offer, the Merger, this Agreement and the transactions contemplated by this Agreement the provisions of Section 203 of the DGCL. To the knowledge of the Company, no other state takeover statute or similar statute or regulation, including without limitation
Section 2115 or Chapters 11 and 12 of the California Corporations Code, applies or purports to apply to the Offer, the Merger, this Agreement, or any of the transactions contemplated by this Agreement.

                  SECTION 4.16. BROKERS; FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Hambrecht & Quist LLC, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The estimated fees and expenses incurred and to be incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement (including the fees of the Company's legal counsel and the legal counsel for its financial advisor) are set forth in a letter dated August 5, 1999 from the Company to Parent.

                  SECTION 4.17. OPINION OF FINANCIAL ADVISOR. The Board of Directors of the Company has received the opinion of Hambrecht & Quist LLC, dated August 5, 1999, to the effect that, as of that date, the consideration to be received by the holders of Shares pursuant to the Offer and the Merger is fair to such holders from a financial point of view, and a complete and correct signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent for inclusion in the Offer Documents.

                  SECTION 4.18. INTELLECTUAL PROPERTY. (a) The list of patents and patent applications (collectively the "Company Patent Rights") as listed on Schedule 4.18 of the Company Disclosure Schedule is a complete and correct listing of all the patents and patent applications owned solely or jointly by the Company, and, to the knowledge of the Company, there are no unpaid maintenance fees, patents that have lapsed, or abandonment of patent applications, or any reason why any patent application should not be allowed.

                  (b) The Company is the sole and exclusive owner of all right, title, and interest in the trademarks ("Registered Marks") and trademark applications ("Pending Marks") listed on Schedule 4.18 to the Company Disclosure Schedule, and to the knowledge of the Company, the Company has not allowed any of the Registered Marks or Pending Marks to be abandoned, canceled, or to expire.

                  (c) Except as set forth on Schedule 4.18 of the Company Disclosure Schedule, to the knowledge of the Company, other than patent and trademark prosecution by the Company, there are no legal or governmental proceedings pending relating to patents, trade secrets, trademarks, service marks or other proprietary information or materials of the Company, and to the knowledge of the Company no such proceedings are overtly threatened or contemplated by Governmental Entity or other person.

                  (d) The Company has made available to Parent true and correct copies of all license agreements relating to the Intellectual Property Rights to which the Company is a party listed on Schedule 4.18 to the Company Disclosure Schedule.

                  (e) Except as set forth on Schedule 4.18 of the Company Disclosure Schedule, the Company owns, or is licensed or otherwise has the right to use (in each case, clear of any liens or encumbrances of any kind), all Intellectual Property Rights used in or necessary for the conduct of its business as currently conducted, and no claims are pending or, to the knowledge of the Company, overtly threatened that the Company is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property Rights owned by and/or licensed to the Company, and to the knowledge of the Company, no person is infringing on or otherwise violating any right of the Company with respect to any Intellectual Property owned by and/or licensed to the Company.

                  (f) None of the former or current members of management or key personnel of the Company, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of Intellectual Property Rights of the Company have any valid claim against the Company in connection with the involvement of such persons in the conception and development of any Intellectual Property Rights of the Company, and to the knowledge of the Company no such claim has been asserted or overtly threatened.

                  (g) The Company has taken reasonable and necessary steps to protect its Intellectual Property Rights, and to the knowledge of the Company no Intellectual Property Rights have been lost or are in jeopardy of being lost through failure to act by the Company.

                  (h) For purposes of this Agreement, "Intellectual Property Rights" shall mean inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction, patents, patent applications (including reexaminations, reissues, extensions and the like), trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; trade secrets, know-how and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrighted, copyrightable or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; computer programs and software (including source code, object code and data); licenses, immunities, covenants not to sue and the like relating to the foregoing; any similar intellectual property or proprietary rights and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

                  SECTION 4.19. LABOR RELATIONS AND EMPLOYMENT. (a) Except as set forth on Schedule 4.19 of the Company Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or, to the best knowledge of the Company, threatened against the Company, and during the past three years there has not been any such action; (ii) no union claims to represent the employees of the Company; (iii) the Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company;
(iv) none of the employees of the Company is represented by any labor organization and the Company does not have any knowledge of any current union organizing activities among the employees of the Company, nor are there representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal; (v) to the knowledge of the Company, the Company is, and has been at all times, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (vi) there is no unfair labor practice charge or complaint against the Company pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency; (vii) there is no grievance with respect to or relating to the Company arising out of any collective bargaining agreement or other grievance procedure; (viii) no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; (ix) the Company has not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company and no such investigation is in progress; and (x) there are no complaints, lawsuits or other proceedings pending or to the knowledge of the Company threatened in any forum by or on behalf of any present or former employee of the Company alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

                  (b) To the knowledge of the Company, since the enactment of the Worker Adjustment and Retraining Notification ("WARN") Act, there has not been (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company; nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth on Schedule 4.19 of the Company Disclosure Schedule, to the knowledge of the Company, none of the employees of the Company has suffered an "employment loss" (as defined in the WARN Act) since three months prior to the date of this Agreement.

                  SECTION 4.20. CHANGE OF CONTROL. Except as set forth on
Schedule 4.20 of the Company Disclosure Schedule, the transactions contemplated by this Agreement will not constitute a "change of control" under, require the consent from or the giving of notice to a third party pursuant to, permit a third party to terminate or accelerate vesting, repayment or repurchase rights, give rise to any right, license or encumbrance or create any other detriment under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Company is a party, including without limitation any Intellectual Property Rights of the Company, or by which it or any of its properties or assets may be bound, except where the adverse consequences resulting from such change of control or where the failure to obtain such consents or provide such notices would not, individually or in the aggregate, have a material adverse effect on the Company.

                  SECTION 4.21. ENVIRONMENTAL MATTERS. (a) Except as set forth on Schedule 4.21 of the Company Disclosure Schedule, the Company has been and is in compliance with all applicable Environmental Laws (as this term and the other terms in this section are defined below), except for such violations and defaults as would not, individually or in the aggregate, have a material adverse effect on the Company.

                  (b) Except as set forth on Schedule 4.21 of the Company Disclosure Schedule, to the knowledge of the Company, the Company possesses all required Environmental Permits; all such Environmental Permits are in full force and effect; there are no pending or, to the knowledge of the Company, threatened proceedings to revoke such Environmental Permits and the Company is in compliance with all terms and conditions thereof, except for such failures to possess or comply with Environmental Permits as would not, individually or in the aggregate, have a material adverse effect on the Company.

                  (c) Except as set forth on Schedule 4.21 of the Company Disclosure Schedule, and except for matters which would not, individually or in the aggregate, have a material adverse effect on the Company, to the knowledge of the Company, the Company has not received any notification that the Company or any former subsidiary as a result of any of the current or past operations of the Business, or any property currently or formerly owned or leased or used in connection with the Business, is or may be adversely affected by any proceeding, investigation, claim, lawsuit or order by any Governmental Entity or other person relating to whether (i) any Remedial Action is or may be needed to respond to a Release or threat of Release into the environment of Hazardous Substances arising out of or caused by any current or past operations of the Company or any of its former subsidiaries,
(ii) any Environmental Liabilities and Costs imposed by, under or pursuant to Environmental Laws as in effect on or prior to the date hereof shall be sought, or proceeding commenced, arising from the current or past operations of the Business or (iii) the Company or any former subsidiary is or may be a "potentially responsible party" for a Remedial Action, pursuant to any Environmental Law for the costs of investigating or remediating Releases or threatened Releases into the environment of Hazardous Substances, whether or not such Release or threatened Release has occurred or is occurring at properties currently or formerly owned or operated by the Company and its former subsidiaries.

                  (d) Except as set forth on Schedule 4.21 of the Company Disclosure Schedule and except for Environmental Permits, the Company has not entered into any written agreement with any entity or persons including any Governmental Entity by which the Company has assumed the responsibility, either directly or by services rendered or as a guarantor or surety, to pay for the remediation of any condition arising from or relating to a Release of Hazardous Substances as defined under Environmental Laws as in effect on or prior to the date hereof into the environment in connection with the Business, including for cost recovery by third parties with respect to such Releases or threatened Releases.

                  (e) Except as set forth on Schedule 4.21 of the Company Disclosure Schedule, to the knowledge of the Company, there is not now and has not been at any time in the past, a Release in connection with the current or former conduct of the Business of substances that would constitute Hazardous Substances as regulated under Environmental Laws as in effect on or prior to the date hereof for which the Company is required or is reasonably likely to be required to perform, at its own expense, or to pay for a Remedial Action pursuant to Environmental Laws as currently in effect, or will incur Environmental Liabilities and uncompensated costs that would, individually or in the aggregate, have a material adverse effect on the Company.

                  (f)      For purposes hereof:

                             (i) "Business" means the current and former businesses of the Company and its subsidiaries including, but not limited to, businesses or subsidiaries that have been previously sold by the Company, or otherwise disposed of or merged into the Company, or any predecessors thereto.

                            (ii) "Environmental Laws" means all Laws relating to the protection of human health or the environment, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, Release, threatened Release or transportation of any chemical or substance, including, but not limited to, (i) CERCLA, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, property transfer statutes or requirements and (ii) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of Hazardous Substances in the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances or relating to human health or safety from exposure to Hazardous Substances.

                           (iii) "Environmental Liabilities and Costs" means all damages, natural resource damages, claims, losses, expenses, costs, obligations, and liabilities (collectively, "Losses"), whether direct or indirect, known or unknown, current or potential, past, present or future, imposed by, under or pursuant to Environmental Laws, including, but not limited to, all Losses related to Remedial Actions, and all fees, capital costs, disbursements, penalties, fines and expenses of counsel, experts, contractors, personnel and consultants and the value of any services that might be provided by the Company in lieu thereof and expenditures necessary to cause any such property or the Company or any former subsidiary to be in compliance with requirements of Environmental Laws.

                            (iv) "Environmental Permits" means any federal, state, provincial or local permit, license, registration, consent, order, administrative consent order, certificate, approval or other authorization necessary for the conduct of the Business as currently conducted, and wherever it is currently conducted, under any applicable Environmental Law.

                             (v) "Governmental Entity" means any government or subdivision thereof, domestic, foreign or supranational or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational.

                            (vi) "Hazardous Substances" means any substance that
         (a) is defined, listed or identified or otherwise regulated under any Environmental Law (including, without limitation, radioactive substances, polycholorinated-biphenyls, petroleum and petroleum derivatives and products) or (b) requires investigation, removal or remediation under applicable Environmental Law.

                           (vii) "Laws" means all (A) constitutions, treaties, statutes, laws (including, but not limited to, the common law), rules, regulations, ordinances or codes of any Governmental Entity, (B) Environmental Permits, and (C) orders, decisions, injunctions, judgments, awards and decrees of any Governmental Entity.

                          (viii) "Release" means as defined in CERCLA.

                            (ix) "Remedial Action" means all actions required by any Governmental Entity pursuant to Environmental Law or otherwise taken as necessary to comply with Environmental Law to (A) clean up, remove, treat or in any other way remediate any Hazardous Substances;
         (B) prevent the release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or (C) perform studies, investigations or monitoring in respect of any such matter.

                  SECTION 4.22. MATERIAL CONTRACTS. (a) The Company is not in default under or in violation of any provision of any Contract (as hereinafter defined), except for such defaults or violations which would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company.

                  (b) Except as set forth on Schedule 4.22(b) of the Company Disclosure Schedule, the Company is not a party to or bound by any:

                             (i) employment agreement or employment contract that has an aggregate future liability in excess of $30,000 and is not terminable by the Company by notice of not more than 60 days for a cost of less than $20,000;

                            (ii) employee collective bargaining agreement or other contract with any labor union;

                           (iii) covenant of the Company not to compete;

                            (iv) agreement, contract or other arrangement with any current or former officer, director, or affiliate or relative thereof, of the Company (other than employment agreements covered by clause (i) above);

                             (v) lease, sublease or similar agreement involving annual payments in excess of $30,000 under which the Company is a lessor or sublessor of, or makes available for use to any person, (A) any Company Property (as hereinafter defined) or (B) any portion of any premises otherwise occupied by the Company;

                            (vi) lease or similar agreement with any person under which (A) the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) the Company is a lessor or sublessor of, or makes available for use any person, any tangible personal property owned or leased by the Company, in any such case which has an aggregate annual future liability or receivable, as the case may be, in excess of $30,000 and is not terminable by the Company by notice of not more than 60 days for a cost of less than $20,000;

                           (vii) (A) continuing contract for the future purchase of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice) in excess of $30,000 annually, (B) management, service, consulting or other similar type of contract or (C) advertising agreement or arrangement, in any such case which has an aggregate future liability to any person in excess of $30,000 and is not terminable by the Company by notice of not more than 60 days for a cost of less than $20,000;

                          (viii) license, option or other agreement relating in whole or in part to intellectual property (including any license or other agreement under which the Company is licensee or licensor of any such intellectual property, other than as set forth on Schedule 4.18 of the Company Disclosure Schedule);

                            (ix) agreement, contract or other instrument under which the Company has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness issued to any person;

                             (x) agreement, contract or other instrument
         (including so-called take-or-pay or keepwell agreements) under which
         (A) any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or (B) the Company has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

                            (xi) agreement, contract or other instrument under which the Company has, directly or indirectly, made any advance, loan, extension or credit or capital contribution in excess of $20,000 to, or other investment in any person;

                           (xii) mortgage, pledge, security agreement, deed of trust or other instrument granting a lien or other encumbrance upon any Company Property;

                          (xiii) agreement or instrument providing for indemnification of any person with respect to liabilities relating to any current or former business of the Company, a former subsidiary or any predecessor person exclusive of indemnifications included in other documents listed in the Company Disclosure Schedule or granted to sellers of real property owned or leased by the Company or its affiliates; or

                           (xiv) any other material agreement, contract, management contract, lease, license, commitment or instrument to which the Company is a party or by or to which it or any of its assets or business is bound or subject, not covered by any of the categories specified in clauses (i) through (xiii) above.

                  Except as set forth on Schedule 4.22(b) of the Company Disclosure Schedule, all agreements, contracts, leases, licenses, commitments or instruments of the Company listed in the Company Disclosure Schedule (collectively, the "Contracts") are valid, binding and in full force and effect and are enforceable by the Company in accordance with their respective terms. Except as set forth on Schedule 4.22(b) of the Company Disclosure Schedule, the Company has performed all material obligations required to be performed by it to date under the

Contracts and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Company, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder nor has any other party to any of the Contracts taken any action or failed to take any action that would (with or without the lapse of time or the giving of notice or both) cause any of the Contracts to terminate, or threatened, or otherwise indicated to the Company that such party intends to, is considering, or may terminate any of the Contracts. Except as set forth on Schedule 4.22(b) of the Company Disclosure Schedule, there are no change of control or similar provisions or any obligations arising under any Contract with are created, accelerated or triggered by the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby.

                  SECTION 4.23. PROPERTY. Schedule 4.23 of the Company Disclosure Schedule accurately identifies all real property, leases and other rights in real property, structures and other buildings of the Company (collectively, the "Company Properties"). All properties and assets of the Company, real and personal, material to the conduct of its business are, except for changes in the ordinary course of business since March 31, 1999, reflected in the balance sheet, and except as set forth on Schedule 4.23 of the Company Disclosure Schedule, the Company has good and marketable title to real and personal property reflected on the balance sheet or acquired by it since the date of the balance sheet, free and clear of all Liens (as defined below) and defects of title other than Permitted Liens (as defined below). All real property, structures and other buildings and material equipment of the Company are currently used in the operation of the business, are adequately maintained and are in satisfactory operating condition and repair for the requirements of the business as presently conducted. "Liens" means any mortgages, pledges, claims, liens, charges, encumbrances, agreements, restrictions and security interests of any kind or nature whatsoever. "Permitted Liens" means any Liens for (i) taxes or other charges or levies of a Governmental Entity which are not due and payable or which are being contested in good faith by appropriate proceedings as described on Schedule
4.23 of the Company Disclosure Schedule and as to which adequate financial reserves have been established and described on Schedule 4.23 of the Company Disclosure Schedule; (ii) workmen's, repairmen's or other similar Liens (inchoate or otherwise) arising or incurred in the ordinary course of business in respect of obligations which are not overdue; (iii) minor title defects, easements or Liens affecting real property, which defects, easements or Liens do not, individually or in the aggregate, materially impair the continued use, occupancy, value or marketability of title of the real property to which they relate, assuming that the property is used on substantially the same basis as such property is currently being used by the Company.

                  SECTION 4.24. INSURANCE. Schedule 4.24 of the Company Disclosure Schedule accurately identifies each material insurance policy (including policies providing property, casualty, environmental liability, liability, malpractice and workers compensation insurance) and all other material types of insurance maintained by the Company, together with carriers and liability limits for each such policy. Each such policy is duly in force and no notice has been received by the Company from any insurance carrier purporting to cancel or reduce coverage under any such policy. The Company is current in all premiums or other payments due thereunder and no notice has been received by the Company from any insurance carrier purporting to increase any such premiums in any material respect. All insurance coverage held for the benefit of the Company is adequate to cover risks customarily insured against by similar companies in its industry.

                  SECTION 4.25. YEAR 2000 COMPLIANCE. Except as set forth on
Schedule 4.25 of the Company Disclosure Schedule, the Company's disclosure in the Company's March 31, 1999, Form 10-Q under the caption "Impact of Year 2000" accurately sets forth in all material respects the Company's year 2000 compliance status regarding its internal systems, including IT and non-IT systems, and technical infrastructure.



                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                  Parent and Sub represent and warrant to the Company as follows:

                  SECTION 5.01. ORGANIZATION. Parent is a limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite limited partnership power and authority to carry on its business as now being conducted, except where the failure to be so formed, existing and in good standing or to have such power and authority would not be reasonably expected to prevent or materially delay the consummation of the Offer and/or the Merger. Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not be reasonably expected to prevent or materially delay the consummation of the Offer and/or the Merger.

                  SECTION 5.02. AUTHORITY. Parent has requisite limited partnership power and authority and Sub has requisite corporate power and authority, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of Parent and corporate action on the part of Sub and no other partnership proceedings on the part of Parent or corporate proceedings on the part of Sub are necessary to authorize this Agreement or to consummate such transactions. No vote of the limited partner of Parent is required to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Sub, as the case may be, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of each of Parent and Sub enforceable against them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                  SECTION 5.03. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act (including the filing with the SEC of the Offer Documents), the DGCL, the laws of other states in which Parent is qualified to do or is doing business, state takeover laws and foreign laws, neither the execution, delivery or performance of this Agreement by Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the certificate of limited partnership or the limited partnership agreement of Parent or the certificate of incorporation or by-laws of Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not be reasonably expected to prevent or materially delay the consummation of the Offer and/or the Merger), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their properties or assets, except in the case of clauses (iii) and (iv) for violations, breaches or defaults which would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Offer and/or the Merger.

                  SECTION 5.04. INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Schedule 14D-9, (iii) the Information Statement, or (iv) the Proxy Statement will, in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting to the extent required by applicable law, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

                  SECTION 5.05. INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                  SECTION 5.06. FINANCING. Sub will have sufficient funds to pay the Offer Price upon consummation of the Offer and the Merger
Consideration upon consummation of the Merger and all related fees and expenses.

                                   ARTICLE VI

                                    COVENANTS

                  SECTION 6.01. CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement or as expressly agreed to in writing by Parent (such consent not to be unreasonably withheld), during the period from the date of this Agreement until such time as Parent's designees shall constitute a majority of the members of the Board of Directors of the Company, the Company will conduct its operations according to its ordinary and usual course of business and consistent with past practice and use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having material business dealings with it and to preserve goodwill. Without limiting the generality of the foregoing, and except as (x) otherwise expressly provided in this Agreement, (y) required by law, or (z) set forth on Schedule 6.01 of the Company Disclosure Schedule, the Company will not without the consent of Parent (such consent not to be unreasonably withheld):

                  (a) (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, other than dividends declared prior to the date of this Agreement, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (b) other than in connection with the exercise of options and warrants outstanding prior to the date hereof in accordance with their current terms, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or equity equivalent;

                  (c)  amend its Certificate of Incorporation or By-Laws;

                  (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets;

                  (e) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets;

                  (f)  amend or otherwise modify, or terminate, any Contract;

                  (g) incur any additional indebtedness (including for this purpose any indebtedness evidenced by notes, debentures, bonds, leases or other similar instruments, or secured by any lien on any property, conditional sale obligations, obligations under any title retention agreement and obligations under letters of credit or similar credit transaction) in a single transaction or a group of related transactions, enter into a guaranty, or engage in any other financing arrangements having a value in excess of $10,000, or make any loans, advances or capital contributions to, or investments in, any other person;

                  (h) alter through merger, liquidation, reorganization, restructuring or in any other fashion its corporate structure or ownership;

                  (i) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

                  (j) revalue any of its assets, including, without limitation, writing down the value of its inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                  (k) make any tax election, change any annual tax accounting period, amend any tax return, settle or compromise any income tax liability, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim a tax refund or fail to make the payments or consent to any extension or waiver of the limitations period applicable to any tax claim or assessment;

                  (l) except in the ordinary course of business, settle or compromise any pending or threatened suit, action or claim with a cost of $10,000 or more;

                  (m) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of the Company or incurred in the ordinary course of business consistent with past practice;

                  (n) increase in any manner the compensation or fringe benefits of any of its directors, officers and other key employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, other than increases in the compensation of employees who are not officers or directors of the Company made in the ordinary course of business consistent with past practice, or, except to the extent required by law, voluntarily accelerate the vesting of any compensation or benefit;

                  (o) waive, amend or allow to lapse any term or condition of any confidentiality, "standstill", consulting, advisory or employment agreement to which the Company is a party (except for any agreement which terminates in accordance with its express terms);

                  (p)  approve any annual operating budgets for the Company;

                  (q)  change the Company's dividend policy;

                  (r)  enter into any transaction with affiliates;

                  (s) enter into any business other than the business currently engaged in by the Company;

                  (t) pursuant to or within the meaning of any bankruptcy law,
         (i) commence a voluntary case, (ii) consent to the entry of an order for relief against it in an involuntary case, (iii) consent to the appointment of a custodian of it or for all or substantially all of its property or (iv) make a general assignment for the benefit of its creditors;

                  (u) purchase or lease or enter into a binding agreement to purchase or lease any real property;

                  (v) enter into or amend, modify or terminate any employment agreement with any officer or employee;

                  (w) enter into any joint venture, lease, license, management agreement, research agreement, development agreement, option or other obligation relating to new development, or any other agreement of the Company, including without limitation any agreement or arrangement relating to Intellectual Property Rights; or

                  (x) take, or agree in writing or otherwise to take, any of the foregoing actions.

                  During the period from the date of this Agreement through the Effective Time, (i) as requested by Parent, the Company shall confer on a regular basis with one or more representatives of Parent with respect to material operational matters; (ii) the Company shall, within 30 days following each fiscal month, deliver to Parent financial statements, including an income statement and balance sheet for such month; and (iii) upon the knowledge of the Company of any material adverse change to the Company, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein, the Company shall promptly notify Parent thereof.

                  Notwithstanding any provision contained in this Agreement, action taken by the Company which is permitted under this Section 6.01 shall not constitute a misrepresentation or breach of warranty or covenant. The Company shall have the right to update the Company Disclosure Schedule, as it relates to Section 4.07, between the date hereof and the Effective Time to reflect actions taken by the Company which are permitted to be taken pursuant to this Section 6.01.

                  SECTION 6.02. NO SOLICITATION. (a) The Company agrees that from the date of this Agreement until such time as the Parent's designees shall constitute a majority of the Board of Directors of the Company or the termination of this Agreement (i) that neither it nor any of its officers, directors or employees shall, and that the Company will instruct its agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to initiate, solicit or knowingly encourage, directly or indirectly, any inquiries or the making or implementation of any Acquisition

Proposal (including, without limitation, any Acquisition Proposal to its stockholders) or, other than in the event that the Board of Directors of the Company determines in good faith, after receiving advice from outside counsel, that failure to do so would be reasonably determined to constitute a breach of its fiduciary duties to the Company's stockholders under applicable law, and in response to an unsolicited request therefor by a person who a majority of the Board of Directors of the Company believes intends to submit a Superior Proposal (as defined below), engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or release any third party from any obligations under any existing standstill agreement or arrangement, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal; and (ii) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and it will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 6.02; PROVIDED, HOWEVER, that nothing contained in this Section 6.02 shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender offer by a third party pursuant to Rule 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making such disclosure to the Company's stockholders which, in the judgment of the Board of Directors of the Company after receiving advice of outside counsel, may be required under applicable law. From and after the execution of this Agreement, the Company shall promptly advise Parent in writing of the receipt, directly or indirectly, of any inquiries, discussion, negotiations, or proposals relating to an Acquisition Proposal (including the specific terms thereof and, subject to any confidentiality obligations of the Company existing as of the date hereof, the identity of the other party or parties involved) and furnish to Parent within 24 hours of such receipt an accurate description of all material terms (including any changes or adjustment to such terms as a result of negotiations or otherwise) of any such written proposal in addition to any non-public information provided to any third party relating thereto. In addition, the Company shall promptly advise Parent, in writing, if the Board of Directors of the Company shall make any determination as to any Acquisition Proposal.

                  (b) For purposes hereof: (i) "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 20% or more of any class of equity securities of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company, any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Offer and/or the Merger or which would reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby; and (ii) "Superior Proposal" means an Acquisition Proposal which a majority of the disinterested directors of the Company determines in its good faith judgment (based on advice of the Company's independent financial advisor) to be more favorable to the stockholders of the Company than the Offer or the Merger, and for which financing, to the extent required, is then committed.

                  SECTION 6.03. OTHER ACTIONS. Except as otherwise contemplated by this Agreement, neither the Company, on the one hand, nor the Parent nor Sub or any of their respective subsidiaries on the other hand, shall take any action that would reasonably be expected to result in (i) any of the representations and warranties of the Company on the one hand, or of Parent or Sub on the other hand, set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect, or (iii) except as otherwise permitted by Section 6.02, any of the Offer Conditions not being satisfied.

                  SECTION 6.04. NOTICE OF CERTAIN EVENTS. The Company and Parent shall promptly notify each other of:

                           (a) any notice or other communication from any person
                  alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

                           (b) any notice or other communication from any
                  Government Entity in connection with the transactions contemplated by this Agreement;

                           (c) any action, suits, claims, investigations or
                  proceedings commenced or, to the knowledge of the notifying party, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries;

                           (d) an administrative or other order or notification
                  relating to any material violation or claimed violation of law;

                           (e) the occurrence or non-occurrence of any event the
                  occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date; and

                           (f) any material failure of any party to comply with
                  or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.04 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                  SECTION 7.01. STOCKHOLDER APPROVAL; PREPARATION OF PROXY STATEMENT. (a) If the Company Stockholder Approval is required by law, the Company will, at Parent's request, as soon as practicable following the acceptance for payment of, and payment for, any Shares by Sub pursuant to the Offer and the expiration of the Offer, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval. The Company will, through its Board of Directors, recommend to its stockholders that the Company Stockholder Approval be given. Notwithstanding the foregoing, if Sub or any other subsidiary of Parent shall acquire at least 90% of the outstanding Shares, the parties shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a Stockholders Meeting in accordance with Section 253 of the DGCL. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 7.01(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of the Offer, this Agreement or the Merger.

                  (b) If the Company Stockholder Approval is required by law, the Company will, at Parent's request, as soon as practicable following the acceptance for payment of, and payment for, any Shares by Sub pursuant to the Offer and the expiration of the Offer, prepare and file a preliminary Proxy

Statement with the SEC and will use commercially reasonable efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The Company will not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects, PROVIDED that Parent shall identify its objections and fully cooperate with the Company to create a mutually satisfactory Proxy Statement.

                  (c) Parent agrees to cause all Shares purchased pursuant to the Offer to be voted in favor of the Company Stockholder Approval.

                  SECTION 7.02. ACCESS TO INFORMATION. From the date hereof until such time as Parent's designees shall constitute a majority of the members of the Board of Directors of the Company, the Company shall give Parent and Sub, their counsel, financial advisors, auditors and other authorized representatives reasonable full access to the offices, properties, books and record of the Company during normal business hours, will furnish to Parent and Sub, their counsel, financial advisors, financial institutions auditors and other authorized representatives such financial and operating data and other information as such may be reasonably requested and will instruct the employees of the Company, their counsel and financial advisors to cooperate with Parent and Sub in their investigation of the Business; PROVIDED, that (i) no investigation pursuant to this Section 7.02 shall affect any representation or warranty given by the Company to Parent and Sub hereunder; (ii) any information provided to Parent and/or Sub pursuant to this Section 7.02 shall be subject to the Confidentiality and Non-Disclosure Agreement dated September 28, 1998, as amended, by and between the Company and Purdue Pharma L.P., a Delaware limited partnership and affiliated companies (the "Confidentiality Agreement"), the terms of which shall continue to apply, except as otherwise agreed by the parties thereto, unless and until Parent and Sub shall have purchased a majority of the outstanding Shares pursuant to the Offer and notwithstanding termination of this

Agreement; and (iii) the Company shall be required to disclose information that would otherwise jeopardize protections offered under the attorney-client privilege or the work-product doctrine only to appropriate counsel to the parties whose access to such information would not jeopardize such privileges; PROVIDED, HOWEVER, that the parties agree to otherwise provide such information in a manner that will not jeopardize such privileges.

                  SECTION 7.03.  REASONABLE EFFORTS.
Each of the Company, Parent and Sub agree to use its reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Offer and the Merger (which actions shall include furnishing all information required in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them in connection with the Offer and the Merger. Each of the Company, Parent and Sub will use its reasonable efforts to take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Sub or the Company in connection with the Offer and the Merger or the taking of any action contemplated thereby or by this Agreement, except that no party need waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any assets.

                  SECTION 7.04. OPTIONS AND WARRANTS. Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all action necessary to provide that the outstanding Options and Warrants, whether or not then fully vested or exercisable, shall, at the Effective Time, be canceled and retired and shall cease to exist, and the holders thereof entitled to receive the consideration from the Surviving Corporation, if any, determined in accordance with Section 3.01(d) and (e) hereof, respectively, including obtaining all necessary consents of the holders of Options and Warrants to the foregoing cancellation and treatment of such Options and Warrants. In addition, the Company shall take all necessary action to provide that the stock options plans of the Company shall be terminated as of the Effective Time.

                  SECTION 7.05. DIRECTORS. Promptly upon the acceptance for payment of, and payment for, a majority of the outstanding Shares by Sub pursuant to the Offer, Sub shall be entitled and obligated to designate such number of directors on the Board of Directors of the Company as will give Sub, subject to compliance with Section 14(f) of the Exchange Act, a majority of such directors, and the Company shall, at such time, cause Sub's designees to be so elected by its existing Board of Directors; PROVIDED, HOWEVER, that in the event that Sub's designees are elected to the Board of Directors of the Company, until the Effective Time such Board of Directors shall have at least two directors who are directors on the date of this Agreement and who are not officers of the Company (the "Independent Directors"); and PROVIDED, FURTHER, that, in such event, if the number of Independent Directors shall be reduced below two for any reason whatsoever, the remaining Independent Director shall designate a person to fill such vacancy who shall be deemed to be an Independent Director for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate two persons to fill such vacancies who shall not be officers or affiliates of the Company or officers or affiliates of Parent or any of its subsidiaries, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Subject to applicable law, the Company shall take all action requested by Parent necessary to effect any such election, including mailing to its stockholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company agrees to make such mailing together with the mailing of the Schedule 14D-9 (provided that Sub shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Sub's designees). In connection with the foregoing, the Company will promptly, at the option of Parent, either increase the size of the Company's Board of Directors and/or obtain the resignation of such number of its current directors as is necessary to enable Sub's designees to be elected or appointed to, and to constitute a majority of, the Company's Board of Directors as provided above.

                  SECTION 7.06. REDEMPTION OF STOCKHOLDERS RIGHTS PLAN. Promptly upon the execution of this Agreement, the Board of Directors of the Company shall take all action necessary to amend the Rights Plan (i) to provide that (A) the Rights will not separate from the Shares as a result of the execution of this Agreement and the consummation of the Offer and Merger, and (B) none of the Company, Parent, Sub nor the Surviving Corporation shall have any obligations under the Rights Plan to any holder (or former holder) of Rights as of and following the Effective Time, and (ii) as otherwise may be necessary to render the Rights Plan inapplicable to the transactions contemplated by the Offer and the Merger.

                  SECTION 7.07. FEES AND EXPENSES. (a) Except as otherwise specifically provided for herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                  (b) The prevailing party in any legal action undertaken to enforce this Agreement or any provision hereof shall be entitled to recover from the other party the costs and expenses (including attorneys' and expert witness fees and expenses) incurred in connection with such action.

                  (c) Parent and the Company shall cooperate in the preparation, execution and filing of all returns, applications or other documents regarding any real property transfer, stamp, recording, documentary or other taxes and any other fees and similar taxes which become payable in connection with the Merger (collectively, "TRANSFER TAXES"). The Company will pay all of the Transfer Taxes.

                  SECTION 7.08. INDEMNIFICATION; INSURANCE. (a) Parent and Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers (the "Indemnified Parties") of the Company as provided in its Certificate of Incorporation or By-laws or existing indemnification contracts (all of which have been disclosed on Schedule 4.10 of the Company Disclosure Schedule) shall survive the Merger and shall continue in full force and effect in accordance with their terms.

                  (b) For six years from the Effective Time, Parent shall, unless Parent agrees in writing to guarantee the indemnification obligations set forth in Section 7.08(a), maintain in effect the Company's current directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent); PROVIDED, HOWEVER, that in no event shall Parent be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by the Company for such insurance (which the Company represents is currently not more than $185,000); and, PROVIDED, FURTHER, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated only to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

                  (c) This Section 7.08 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, Parent, the Surviving Corporation and the Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

                  SECTION 7.09. CERTAIN LITIGATION. The Company agrees that it will not settle any litigation commenced after the date hereof against the Company or any of its directors by any stockholder of the Company relating to the Offer, the Merger or this Agreement, without the prior written consent of Parent. In addition, the Company will not voluntarily cooperate with any third party which may hereafter seek to restrain or prohibit or otherwise oppose the Offer or the Merger and will cooperate with Parent and Sub to resist any such effort to restrain or prohibit or otherwise oppose the Offer or the Merger, unless the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that failing so to cooperate with such third party or cooperating with Parent or Sub, as the case may be, would constitute a breach of the director's fiduciary duties under applicable law.

                  Section 7.10. 401(K) PLAN. The Company agrees to take, or cause to be taken, all actions necessary to identify and correct all compliance and form defects related to the Company's 401(k) plan, including without limitation all action necessary to correct any compliance or form defect identified in the Memorandum dated July 21, 1999, from Ernst & Young to the Company and any other compliance or form defects that may be identified after the date thereof, and further agrees to take all necessary action to provide that the Company's 401(k) plan shall be terminated effective immediately prior to the acceptance for payment of Shares by Sub in the Offer. The Company agrees and acknowledges that no employees of the Company shall be entitled to participate in any defined contribution plan (including but not limited to any 401(k) plan or similar plan) of Parent or any of its affiliates for a period of one year following the effective date of termination of the Company's 401(k) plan.

                  Section 7.11. ENVIRONMENTAL REMEDIATION. The Company agrees to take, or cause to be taken, all actions necessary to comply by September 10, 1999 in all material respects with the corrective actions recommended in the Tenant Environmental Inspection Report dated May 18, 1999, as requested by the Company's building property manager in the letter to the Company dated July 9, 1999.


                                  ARTICLE VIII

                                   CONDITIONS

                  SECTION 8.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions

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

(PROVIDED, HOWEVER, that paragraphs (b) and (c) shall be conditions to each party's obligation to effect the Merger only until such time as Parent's designees shall constitute a majority of the members of the Board of Directors of the Company).

                  (a) COMPANY STOCKHOLDER APPROVAL. If required by applicable law, the Company Stockholder Approval shall have been obtained.

                  (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement that are qualified as to materiality shall be true and correct and any representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the Effective Time, with the same force and effect as if made at and as of the Effective Time, other than such representations and warranties as are expressly made as of another date, and Parent and Sub shall have received a certificate of the Company to that effect signed by a duly authorized officer thereof.

                  (c) AGREEMENTS AND COVENANTS. The Company shall have performed or complied with in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time, including without limitation the redemption of the Rights Plan, and Parent and Sub shall have received a certificate of the Company to such effect signed by a duly authorized officer thereof.

                  (d) NO INJUNCTIONS OR RESTRAINTS. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; PROVIDED, HOWEVER, that each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

                  (e) PURCHASE OF SHARES. Sub shall have previously accepted for payment and paid for Shares pursuant to the Offer.

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

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 9.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval (if required by applicable law):

                  (a) by mutual written consent of Parent and the Company, by action of the Board of Directors of the General Partner on behalf of the Parent and by the Board of Directors of the Company;

                  (b) by either Parent or the Company if neither the Offer nor the Merger shall have been consummated on or before December 31, 1999, unless such date is otherwise extended by Parent in its sole discretion; PROVIDED, HOWEVER, that neither Parent nor the Company may terminate this Agreement pursuant to this Section 9.01(b) if such party shall have materially breached this Agreement;

                  (c) by either Parent or the Company if any court of competent jurisdiction in the United States or other United States Governmental Entity has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; PROVIDED, HOWEVER, that the party seeking to terminate this Agreement shall have used its best efforts to remove or lift such order, decree, ruling or other action;

                  (d) by the Company if, prior to the Effective Time, any person has made a bona fide proposal relating to an Acquisition Proposal, or has commenced a tender or exchange offer for the Shares, and the Board determines in good faith (i) after consultation with its financial advisors, that such transaction constitutes a Superior Proposal and (ii) after having received the advice of outside legal counsel to the Company, that the failure to engage in such negotiations or discussions or provide such information would be reasonably determined to constitute a breach of the fiduciary duties of the Board of Directors of the Company under applicable law;

                  (e) by Parent, if (A) Parent shall not have materially breached this Agreement and (B) the Board shall have (i) failed to recommend to the holders of the Shares that they accept the Offer, tender their Shares pursuant to the Offer and approve and adopt this Agreement (the "Stockholder Acceptance"), (ii) withdrawn or modified its approval or recommendation of this Agreement, the Offer or the Merger, (iii) shall have approved or recommended an Acquisition

Proposal, (iv) shall have resolved to effect any of the foregoing or (v) shall have otherwise taken steps to impede the Stockholder Acceptance;

                  (f) by either Parent or the Company, if the Company Stockholder Approval shall not have been obtained at a Stockholders Meeting, if required by applicable law;

                  (g) by the Company, if Sub or Parent shall have (A) failed to commence the Offer within five business days after the public announcement (on the date hereof or the following day) by Parent and the Company of this Agreement, (B) failed to pay for Shares pursuant to the Offer in accordance with
Section 1.01(a) hereof or (C) breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform in respect of clause (C) is incapable of being cured or has not been cured within 20 days after the giving of written notice to Parent or Sub, as applicable;

                  (h) by Parent or Sub prior to Sub's obligation to accept Shares for payment pursuant to the Offer in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained in this Agreement which (i) would give rise to the failure of a condition set forth in paragraph (c), (d) or (e) of Exhibit A and (ii) cannot be or has not been cured within 20 days after the giving of written notice to the Company; or

                  (i) by either Parent or the Company if, as the result of the failure of any of the conditions set forth in Exhibit A to this Agreement, Sub shall have terminated the Offer in accordance with its terms without Sub having purchased any Shares pursuant to the Offer; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 9.01(i) shall not be available to any party whose failure to fulfill any of its obligations under, or breach of any provisions of, this Agreement or results in the failure of any such condition.

                  SECTION 9.02. EFFECT OF TERMINATION. In the event of a termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors, except with respect to Section 7.02, Section 7.07, this Section 9.02 and Article X; PROVIDED, HOWEVER, that nothing herein shall relieve any party for liability for any willful breach hereof. Further, if this Agreement is terminated pursuant to
Section 9.01(d) or (e), or any person (other than Parent or any of its affiliates) shall have made, or proposed, communicated or disclosed in an manner which is or otherwise becomes public an Acquisition Proposal prior to the consummation of the Offer and thereafter this Agreement is terminated in connection with such Acquisition Proposal, the Company shall pay to Parent the amount of Two Hundred Thirty Seven
Thousand Five Hundred Dollars ($237,500.00) as liquidated damages and not as a penalty. The parties agree that such amount is a reasonable estimate of the costs and expenses that would be incurred and the value of services consumed by and on behalf of Parent and Sub if the transactions contemplated hereunder were not to go forward as a result of such a termination.

                  SECTION 9.03. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by the Board of Directors of the General Partner on behalf of the Parent and the Board of Directors of the Company, at any time before or after obtaining the Company Stockholder Approval (if required by law), but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Following the election or appointment of the Sub's designees pursuant to Section 7.05 and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors then in office shall be required by the Company to (i) amend or terminate this Agreement by the Company, (ii) exercise or waive any of the Company's rights or remedies under this Agreement or (iii) extend the time for performance of Parent and Sub's respective obligations under this Agreement.

                   SECTION 9.04. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by the Board of Directors of the General Partner on behalf of the Parent and the Board of Directors of the Company, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or
(iii) subject to Section 9.03, waive compliance with any of the provisions of this Agreement or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder or otherwise shall not constitute a waiver of those rights.

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

                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall terminate at the Effective Time or termination of this Agreement or, in the case of the Company, shall terminate upon the acceptance for payment of, and payment for, Shares by Sub pursuant to the Offer, unless the survival thereof is provided for by their terms.

                  SECTION 10.02. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)  if to Parent or Sub, to:

                       Purdue Pharma L.P.
                       100 Connecticut Avenue
                       Norwalk, Connecticut 06850-3590
                       Attention:  Howard R. Udell, Esq.
                       Telecopy No.:  (203) 851-5204

                       with a copy to:

                       Chadbourne & Parke LLP
                       30 Rockefeller Plaza
                       New York, New York  10112
                       Attention:  Stuart D. Baker, Esq.
                       Telecopy No.:  (212) 489-7130

                       and

                  (b)  if to the Company, to:

                       CoCensys, Inc.
                       213 Technology Drive
                       Irvine, California 92618
                       Attention:  F. Richard Nichol, Ph.D.
                       Telecopy No.:             (949) 753-6141

                       with a copy to:

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

                       Cooley Godward LLP
                       3000 El Camino Real
                       Palo Alto, CA 94306

                       Attention: Alan C. Mendelson and Suzanne Sawochka Hooper
                       Telecopy No.:             (650) 857-0663

                  SECTION 10.03. INTERPRETATION. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person. As used in this Agreement, "material adverse change" or "material adverse effect" means, when used in connection with the Company, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that, individually or in the aggregate with other favorable and unfavorable changes or effects, is materially adverse to the business, financial condition, results of operations or prospects of the Company. Notwithstanding the foregoing, a material adverse change or material adverse effect shall not include any material adverse change or material adverse effect resulting from or arising out of (i) this Agreement or the transactions contemplated by this Agreement or the announcement or pendency of the Offer or the Merger, (ii) any occurrence or condition affecting the biotechnology or biopharmaceutical industries generally, or (iii) any changes in general economic, regulatory or political conditions. As used in this Agreement, a corporate party's "knowledge" means the actual knowledge of any director or executive officer.

                  SECTION 10.04. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the

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

parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  SECTION 10.05. ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein)
(a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 7.08, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  SECTION 10.06. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law, except to the extent the DGCL shall be held to govern the terms of the Merger.

                  SECTION 10.07. PUBLICITY. Except as otherwise required by law or the rules of the NASDAQ National Market, for so long as this Agreement is in effect, neither the Company nor Parent shall, or shall permit any of its affiliates to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

                  SECTION 10.08. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  SECTION 10.09. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or Delaware or in a New York or Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit to the personal jurisdiction of any federal court located in the States of New York or Delaware or any New York or Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby,
(ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal court sitting in the State of New York or Delaware or a New York or Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

                  IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                           PURDUE PHARMA L.P., by its
                                             general partner, PURDUE PHARMA INC.



                                           By: /s/ James J.Dolan
                                           Name: James J. Dolan
                                           Title: Vice President


                                           PURDUE ACQUISITION CORPORATION

                                           By: /s/ James J.Dolan
                                           Name: James J. Dolan
                                           Title: Vice President



                                           COCENSYS, INC.

                                           By: /s/ F. Richard Nichol, Ph.D.
                                           Name: F. Richard Nichol, Ph.D.
                                           Title: Chairman and Chief Executive
                                                  Officer

                                    EXHIBIT A

                             CONDITIONS OF THE OFFER

                  Notwithstanding any other term of the Offer or this Agreement, and in addition to (and not in limitation of) Sub's right to extend and amend the Offer at any time in its sole discretion (subject to the provisions of this Agreement), Sub shall not be required to accept for payment or, subject to applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer), to pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any Shares tendered pursuant to the Offer unless there shall have been validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares that, when added to the number of shares of Company Common Stock to be received by Sub upon the conversion of all of the Series E Preferred Stock to be held by Sub upon consummation of the Preferred Stock Purchase Agreement, would constitute at least ninety percent (90%) of the Fully Diluted Shares (as defined below) as of the expiration date of the Offer, as it may be extended from time to time (the "Minimum Condition"). For the purposes of this
Agreement: (i) "Fully Diluted Shares" shall mean all outstanding securities entitled generally to vote in the election of directors of the Company after giving effect to the exercise or conversion of all options, rights and securities exercisable or convertible into such voting securities (other than the Series C Preferred Stock), and (ii) both "Shares tendered" and "Fully Diluted Shares" shall include those shares that would be received upon the exercise of stock options contingently tendered to the Offer. Furthermore, notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject as aforesaid, to pay for any Shares not theretofore accepted for payment or paid for, and may terminate the Offer if, at any time on or after the date of this Agreement and before the acceptance of such Shares for payment or the payment therefor, any of the following conditions exists or shall occur and remain in effect:

                  (a) there shall be threatened, instituted or pending by any Governmental Entity or instituted or pending by any person any suit, action, investigation or proceeding (i) challenging the acquisition by Parent or Sub of any Shares under the Offer or seeking to restrain, prohibit or delay the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by this Agreement, or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the

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

Company, (ii) seeking to prohibit or impose any limitations on Parent's or Sub's ownership or operation (or that of any of their respective subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, or to compel Parent, Sub, the Company or their respective subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent, Sub and their respective subsidiaries (provided that any prohibition, limitation, restriction or other action or requirement with respect to any of the Intellectual Property Rights of the Company, or rights and obligations related to or arising from the Intellectual Property Rights of the Company, shall be deemed a material portion for purposes hereof), (iii) seeking to make illegal, impose material limitations on the ability of Sub, or render Sub unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, (iv) seeking to impose material limitations on the ability of Sub or Parent (or any of their affiliates) to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, or (v) which otherwise is reasonably likely to have a material adverse effect on the Parent, Sub or Company;

                  (b) there shall be any statute, rule, regulation, judgment, decree, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, or any other action shall be taken by any Governmental Entity or court that could reasonably be expected to, in the judgment of the Parent, result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

                  (c)(i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Sub its approval or recommendation of the Offer, the Merger or this Agreement, or approved or recommended any Acquisition Proposal, (ii) the Company shall have entered into any agreement with any other Person pursuant to any Acquisition Proposal, (iii) the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions or (iv) the Board of Directors of the Company shall have failed to reject any Acquisition Proposal within 10 business days after receipt by the Company or public announcement thereof;

                  (d) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall not be true and correct or any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case at the date of this Agreement and at the scheduled or extended expiration of the Offer, other than any matters that individually or in the aggregate would not have a material adverse effect on the Company (PROVIDED, HOWEVER, that the failure of any representations and warranties with respect to, arising from or related to the Intellectual Property Rights of the Company to be true and correct in any material respects shall be deemed to have a material adverse effect on the Company);

                  (e) the Company shall have failed to perform in any respect any material obligation or to comply in any respect with any material agreement or material covenant of the Company to be performed or complied with by it under this Agreement, which failure to perform or comply is not substantially cured within 10 days after Parent provides the Company with notice of such failure;

                  (f) there shall be any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company, or securities convertible into or exercisable for shares of capital stock or other voting securities of the Company, which gives any person any right to acquire equity securities of the Surviving Corporation at or following the Effective Time;

                  (g) this Agreement shall have been terminated in accordance with its terms; or

                  (h) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on any national securities exchange or over-the-counter market in the United States, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any general limitation (whether or not mandatory) by any governmental authority on the extension of credit by banks or other lending institutions, (iv) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof, (v) a change in general financial, bank or capital market conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans.

                  The foregoing conditions are for the sole benefit of Parent and Sub, may be asserted by Parent or Sub regardless of the circumstances giving rise to such condition (including any action or inaction by Parent or Sub not in violation of this Agreement) and may be waived by Parent or Sub in whole or in part at any time and from time to time in the sole discretion of Parent or Sub, subject in each case to the terms of this Agreement. The failure by Parent or Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Terms used herein but not defined herein shall have the meanings assigned to such terms in the Agreement of which this Exhibit A is a part.